Exhibit 99.3

EMPLOYEE Q&A

Acquisition of ISTA Pharmaceuticals

1.	Why are we selling the company?

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After Valeant’s initial proposal to buy the company for $6.50 per share, ISTA’s board of directors ran a robust strategic review process, looking at all the options open to the company, to maximize shareholder value.

•	As one of the best known and most respected eye care brands in the world, Bausch + Lomb recognized the strength ISTA’s products and pipeline could bring to its fast-growing pharmaceuticals business.

•	Bausch + Lomb’s purchase price of $9.10 per share in cash is a 40% premium to the original Valeant offer.

•	The Board believes this transaction acknowledges the value that ISTA has built for its shareholders and delivers compelling prospects for the combined companies.

2.	Who will be my employer?

•	BAUSCH + LOMB has entered into a definitive merger agreement to acquire all of the outstanding stock of ISTA. So, upon closing of the transaction, BAUSCH + LOMB will become your new employer.

•	Until the transaction closes, ISTA is your employer, and we must continue to operate the business in the best interest of our shareholders. Remember, you are a shareholder too.

3.	When will the transaction close?

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The current timeline would put the transaction close date in the second quarter, but any number of things could delay the close of the transaction and in some rare instances transactions don’t close at all.

4.	What is going to happen to my job?

•	There will be no immediate changes to day-to-day operations.

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BAUSCH + LOMB plans to establish a pre-combination team (pre-close) and integration team (post-close) with leaders from both companies to determine the most effective structure to strengthen and fully leverage our combined organizations to best serve our customers

•	The integration plan will be implemented immediately on the close of the transaction.

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In the meantime, BAUSCH + LOMB is going to put all hiring within its U.S. Pharma business, as well as hiring for administrative positions in Aliso Viejo, on-hold. This is a necessary and important step, which will be helpful when it comes time to bring our two organizations together.

5.	Will there be layoffs?

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Bausch + Lomb plans to establish a pre-combination team (pre-close) and integration team (post-close) to determine the most effective structure and plans to implement the integration plan immediately on the close of the transaction.

•	Until that time, it is premature to speculate about redundancies or layoffs. As in any acquisition, there can be duplication among positions that may necessitate a reduction in headcount in that area.

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Any person who loses his/her job as a result of the acquisition will be treated with great respect and will get our competitive severance/retention package as well as assistance in obtaining another position through outplacement.

•	As a reminder:

•	Directors get 29 weeks of pay and 6 months COBRA-payment coverage

•	Managers get 18 weeks of pay and 4 months of COBRA-payment coverage

•	Individual Contributors and Territory Managers get 16 weeks and 4 months of COBRA-payment coverage

6.	If I am affected by a layoff, will I be eligible for unemployment?

•	If you are affected by a layoff, you will be eligible to file for unemployment benefits through the Unemployment Insurance Program as soon as you are released.

7.	If I am hired by BAUSCH + LOMB, how are my benefits and compensation package going to change?

•	Anyone retained by BAUSCH + LOMB after the transaction closes would be moved to their benefits package for 401k, health, life, dental plans, vacation etc. over a period of time, not yet scheduled.

•	BAUSCH + LOMB has its own competitive compensation plans, and we will be able to tell you more about those when the transaction closes.

8.	Where will corporate headquarters be located?

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BAUSCH + LOMB’s corporate headquarters is located in Rochester, NY. According to BAUSCH + LOMB, ISTA will merge with their Global Pharmaceutical business headquartered in Madison, NJ. They also have significant operations in Aliso Viejo (Orange County), CA.

9.	Will there be any consolidation of facilities?

•	Both companies have deep roots and a shared commitment to doing business in Orange County, California.

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The integration team will work to determine the most effective structure to strengthen and fully leverage our combined organizations to best serve our customers, and until that time it would be premature to speculate about how this might impact our facility.

10.	What kind of career opportunities can I expect from BAUSCH + LOMB?

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BAUSCH + LOMB has approximately 11,000 employees and is a global business selling products in more than 100 countries around the globe. They have businesses in contact lenses and lens care, over-the-counter tears and ocular vitamins, prescription eye care and ocular surgery such as intraocular lenses and surgical instruments and devices.

•	We anticipate that they will provide career information at the appropriate time.

11.	What will happen to ISTA’s stock?

•	BAUSCH + LOMB has entered into a definitive agreement to acquire all of the outstanding shares of ISTA.

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In connection with the transaction, ISTA will file a proxy statement and other materials with the Securities and Exchange Commission. You are advised to read the proxy statement and these other materials when they become available because they will contain important information about ISTA and the transaction.

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Upon completion of the transaction, for the stock you already own, you will be entitled to receive $9.10 amount per share – distributed to your E*Trade account, to another account where you hold ISTA shares, or in a check/deposit if you directly hold stock certificates, less applicable tax withholdings.

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For the options in your E*Trade account, all options in your account (that you have not exercised) will vest. For each option in your account, you will be paid the difference between your exercise price and the merger price ($9.10) for each option, less applicable tax withholdings.

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The exchange of shares for cash is a taxable event to U.S. holders that may trigger capital gains or losses, which would be long-term or short-term depending on the shareholder’s holding period. There may also be additional compensation income that is in excess of withheld amounts. You may want to consult with your tax or financial advisor.

•	On the day the transaction closes, ISTA stock will no longer trade on the stock exchange.

12.	What will happen to my unvested stock options and restricted stock?

•	The Board of Directors has already made sure that all of your unvested stock options and restricted stock vest upon any “change of control” of ISTA.

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You will be paid the difference between your exercise price and the merger price ($9.10) for each option, in cash, less applicable tax withholdings. You will be cashed out at the merger price for your restricted stock, less applicable tax withholdings, if any.

•	We will provide more information on this as we get closer to the close of the transaction.

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The exchange of shares for cash is a taxable event to U.S. holders that may trigger capital gains or losses, which would be long-term or short-term depending on the shareholder’s holding period. There may also be additional compensation income that is in excess of withheld amounts. You may want to consult with your tax or financial advisor.

•	In the meantime, if you haven’t already done it, please be sure your E*TRADE account is set up. Go to: https://us.etrade.com/home.

13.	What will happen to my ESPP account?

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ISTA will close the investment period prior to the close of the transaction. The value of the shares will be credited to your E-trade account. The shares will then be cashed out in the merger transaction, less any applicable tax withholdings.

14.	What will happen to my 401k account?

•	The money in your 401k account is safe and managed by The Principal Financial Group (Principal).

•	If you remain an employee of BAUSCH + LOMB, at a future time, BAUSCH + LOMB may choose to combine the company plans, but for now it remains with Principal.

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If you do not remain an employee of BAUSCH + LOMB, you may be able to retain your investment with Principal, or roll-over the account into another company’s plan or one of your own choosing, such as an IRA. If you choose to roll-over your 401k, be sure to pay close attention to the tax consequences of anything other than a direct roll-over into a new plan.

15.	What if I leave ISTA prior to the close of the transaction? Am I entitled to the severance and will my unvested stock options or restricted shares still automatically vest?

•	If you leave the company before the close of the transaction, you will not be entitled to severance or the “change of control” vesting of your options and/or restricted shares.

16.	What should I do while waiting for the transaction to close?

•	Because nothing is final until the transaction closes, it’s critically important that we remain focused on maintaining our momentum and keeping our customers front and center in all that we do.

•	You should continue to do your job and remained focused on ISTA’s corporate objectives.

•	We can’t lose sight of the fact that we have customers and other stakeholders who count on us to produce quality results on time.

•	There is always a small possibility that the transaction won’t close in a timely fashion, or at all.

17.	Can I discuss joint business opportunities with ISTA/Bausch + Lomb employees?

•	No. There should be no contact between Bausch + Lomb and ISTA employees during the regulatory review process.

•	Both companies will continue to operate their respective businesses separately and independently – and continue to compete – pending consummation of the transaction.

18.	What should I tell customers/distributors/eye care professionals/retailers/other external stakeholders?

•	There will be no immediate changes to day-to-day operations. Both companies will continue to operate their respective businesses separately and independently pending the close of the transaction.

•	Any changes that may occur as part of the integration process will be communicated to affected stakeholders as decisions are made.

•	Employees must not promote Bausch + Lomb or its products as part of the ISTA portfolio and must not incorporate commercial information about Bausch + Lomb in selling materials or collateral.

19.	What should I do if I receive a question from the media?

•	In keeping with ISTA policy, employees should not to speak with or answer questions from the media. Send all media inquiries to Jeanie Herbert at 949-789-3159.

20.	Who should I call if I have additional questions about my job and the transaction?

•	We have set up an email address for you to send questions about how the transaction will affect you. The address is HRquestions@istavision.com.

•	This email will be monitored by HR staff to assure you the most accurate answer.

•	We will post the Q&As on the company intranet site as they are generated.

•	Understand that we will not have all the answers until some point after the transaction closes.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

ISTA plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about ISTA, Bausch + Lomb, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by ISTA through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from ISTA by contacting Investor Relations at 949-789-3159 or jherbert@istavision.com.

ISTA and Bausch + Lomb and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ISTA’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding ISTA’s directors and executive officers is contained in ISTA’s Annual Report on Form 10-K for the year ended December 31, 2011, its proxy statement dated November 1, 2011, and its Current Report on Form 8-K filed December 6, 2011, which are filed with the SEC. As of February 24, 2012, ISTA’s directors and officers beneficially owned approximately 5,481,128 shares, or 13.10%, of ISTA’s common stock. Additional information regarding the interests of the participants in the solicitation of proxies in connection with the transaction will be included in the Proxy Statement.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between Bausch + Lomb and the Company, the expected timetable for completing the transaction, future operations and employment opportunities, benefits and synergies of the transaction, and any other statements about Bausch + Lomb or the Company managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including the ability to consummate the transaction, and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its most recent quarterly report filed with the SEC. Bausch + Lomb and the Company disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.